EXHIBIT 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in Registration Statement No. 333-85953 (on Form S-8), No. 333-24815 (on Form S-8), No. 333-24817 (on Form S-8), No. 333-49981 (on Form S-8), No. 333-103509 (on Form S-8), No. 333-103511 (on Form S-8), No. 333-121429 (on Form S-4), No. 333-123471 (on Form S-4), and No. 333-126714 (on Form S-8), as amended, of Cincinnati Financial Corporation of our report dated February 29, 2008, relating to the consolidated financial statements and financial statement schedules of Cincinnati Financial Corporation and subsidiaries and the effectiveness of internal control over financial reporting (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the company’s adoption of Statement of Financial Accounting Standards (SFAS) No. 123(R), Share Based Payment, on January 1, 2006; the recognition and related disclosure provisions of SFAS No. 158, Employers’ Accounting for Defined Benefit Pension Plans and Other Postretirement Benefit Plans, on December 31, 2006; the provisions of SFAS No. 155, Accounting for Certain Hybrid Financial Instruments, an amendment of SFAS No. 133 and 140, on January 1, 2007; and the provisions of Financial Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an Interpretation of SFAS No. 109, on January 1, 2007) appearing in this Annual Report on Form 10-K of Cincinnati Financial Corporation for the year ended December 31, 2007.
/S/ Deloitte & Touche LLP
Cincinnati, Ohio
February 28, 2008
Cincinnati Financial Corporation — 2007 Annual Report on 10-K — Page 123